Exhibit 99.2

LQR House Inc. Announces Closing of $5,750,000 Initial Public Offering, Including
Exercise of Full Over-Allotment Option

Miami Beach, FL, August 11, 2023 – LQR House Inc. (the “Company” or “LQR House”) (NASDAQ: LQR), a company that intends to become the full-service digital marketing and brand development face of the alcoholic beverage space, today announced the closing of its initial public offering (the “Offering”) of 1,000,000 shares of common stock (“Common Stock”) at a public offering price of $5.00 per share. The underwriters exercised their over-allotment option in full for an additional 150,000 shares of common stock at the time of the closing of the Offering. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, are approximately $5.75 million, prior to deducting underwriting discounts and other Offering expenses. The Common Stock began trading on August 10, 2023 on The Nasdaq Capital Market under the ticker symbol “LQR”.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acted as sole book-running manager for the Offering. Nauth LPC acted as counsel to the Company, and Carmel, Milazzo & Feil LLP acted as counsel to EF Hutton in connection with the Offering.

A registration statement on Form S-1 relating to the Offering, as amended, was filed with the Securities and Exchange Commission (the “SEC”) (File Number: 333-272660) and was declared effective by the SEC on August 9, 2023. The Offering was made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the Offering may be obtained from EF Hutton, Attn: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002. In addition, a copy of the prospectus relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offers, solicitations or sales would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About LQR House Inc.

LQR House is a dynamic and forward-thinking e-commerce marketing company that intends to become the full-service digital marketing and brand development face of the alcoholic beverage space. Currently, LQR House has a key partnership with Country Wine & Spirits Inc. (“CWS”), granting the Company full control over all marketing operations on CWSpirits.com, large alcohol ecommerce platform. With a deep passion for the world of beverages, LQR House takes pride in curating marketing strategies aimed to elevate brands to new heights. Composed of a team of seasoned professionals, LQR House focuses on crafting marketing solutions tailored to each client’s unique needs. Through strategic partnerships, creative branding, and digital prowess, LQR House intends to be at the forefront of the wine and spirits marketing landscape, making it the go-to choice for brands seeking to thrive in a competitive industry.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements, including, but not limited to, the Company’s Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Investor and Media Contact:

LQR@bacchus.agency